Exhibit 99.1

             Quotesmith.com Reports First-Quarter Financial Results


     -- Revenues of $2.5 million fall 5 percent from First Quarter of 2003

     -- Net Loss of $620,000 reported for Q1, vs. net loss of $413,000 in Q1 2003

     -- Acquisition of Life Quotes expected to close in Second Quarter of 2004


    DARIEN, Ill., April 28 /PRNewswire-FirstCall/ -- Quotesmith.com, Inc. (Nasdaq: QUOT), the only place on earth where you can get instant insurance quotes from over 200 leading companies and have the freedom to buy from the company of your choice, today announced financial results for the first quarter ended March 31, 2004.


    Financial Results

    Quotesmith.com reported revenues of $2.5 million for the first quarter of 2004, which is down $119,000, or 5 percent, from the figure posted in the same quarter last year. Expenses in the first quarter totaled $3.2 million, up $82,000 from the total expenses for the first quarter of 2003. The net loss for the first quarter was $620,000, or $.12 per share in 2004 versus a loss of $413,000, or $.08 per share in 2003.

    "Disappointing revenues for the first quarter of 2004, which are the result of ad spending in prior periods, have masked the progress we've made with technology enhancements and the overall efficiency of our order fulfillment systems in particular," said Robert Bland, chairman and CEO. "We've now implemented telephone ordering capabilities within our marketing messages and business model and are happy with the results so far in 2004. We are also focused towards completing the Life Quotes acquisition in the second quarter."

    Phil Perillo, chief financial officer, remarked, "In the first quarter we experienced a 23 percent increase in overall life and health coverage requests as compared to the first quarter of 2003, caused by target marketing expenses and a new quote-by-mail and quote-by-phone message that is resonating with a wider audience of self-directed shoppers. We expect this activity to translate into revenue growth for us going forward throughout 2004. We are confident that our business model is now poised for growth, profitability and scalability in 2004."

    Cash and invested assets totaled $14.7 million, or $2.97 per share, compared with $15.2 million, or $3.07 per share at December 31, 2003.


    Acquisition Update

    As previously announced on March 3, 2004, the Company has entered into a definitive agreement to acquire Life Quotes, Inc., a profitable Evergreen, Colorado-based life insurance agency that has annual revenues which exceed
$10 million. As part of the Life Quotes acquisition, we also intend to sell approximately 2.4 million shares of our common stock at a price of $5.50 per share to Zions Bancorporation, raising $13,000,000 of additional capital to be used for the acquisition. At our upcoming annual meeting, shareholders will be asked to approve the sale of the common stock.


    About Quotesmith.com

    Originally founded in 1984 as Quotesmith Corporation, Quotesmith.com owns and operates a comprehensive online consumer insurance information service at www.insure.com . Visitors to the Company's Web site are able to obtain instant quotes from more than 200 leading insurers, achieve maximum savings and have the freedom to buy from any company shown. Insure.com also plays home to over 3,000 originally authored articles on various insurance topics and also provides consumer insurance decision-making tools that are not available from any other single source. Quotesmith.com also provides personalized insurance brokerage and policy placement services for its customers. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

    In connection with the proposed transactions, Quotesmith.com has filed proxy statements and other materials with the Securities and Exchange Commission. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Quotesmith.com and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters. Information regarding such individuals is included in Quotesmith.com's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transactions. Investors may obtain a free copy of the proxy statements and other relevant documents as well as other materials filed with the Securities and Exchange Commission concerning Quotesmith.com and these individuals at the Securities and Exchange Commission's website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Quotesmith.com, Inc., 8205 South Cass Avenue, No. 102, Darien, Illinois 60561, Attn: Secretary.


    Cautions about Forward-Looking Statements

    This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, declines in the life insurance industry, level of acceptance of purchasing insurance over the Internet by consumers, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, competition, the evolving nature of its business model, the increasingly competitive online commerce environment, dependence on continuing growth of online commerce, risks associated with capacity constraints and the management of growth as well as the risks associated with potential terrorism threats. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 which is on file with the United States Securities and Exchange Commission. Quotesmith.com and insure.com are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners. Copyright 2004. All rights reserved. Quotesmith.com, Inc.



                             QUOTESMITH.COM, INC.
                           STATEMENT OF OPERATIONS
                    (In thousands, except per share data)

                                                  Quarter Ended
                                    March 31,      December 31,   March 31,
                                      2004            2003           2003
    Revenues:
      Commissions and fees           $2,450          $2,222       $ 2,557
      Other                               2               3            14

    Total revenues                    2,452           2,225         2,571
    Expenses:
      Selling & marketing             1,360           1,001         1,302
      Operations                        897             749           972
      General & administrative          901             803           801
    Total expenses                    3,158           2,553         3,075
    Operating loss                     (706)           (328)         (504)
    Interest income                      86              87            91

    Net loss                         $ (620)          $(241)        $(413)

    Net loss per common share,
      basic and diluted              $(0.12)         $(0.05)       $(0.08)

    Weighted average common
      shares and equivalents
      outstanding, basic and diluted  4,958           4,937         4,909


                         SELECTED BALANCE SHEET DATA
                                (In thousands)

                                                    March 31,     December 31,
                                                       2003            2003

    Cash and equivalents                              $1,165           $677
    Investments                                       13,579         14,550
    Commissions receivable                             1,177          1,062
    Other assets                                       1,245          1,237
    Total assets                                     $17,166        $17,526

    Total current liabilities                           $927           $760
    Total stockholders' equity                        16,239         16,766
    Total liabilities & stockholders' equity         $17,166        $17,526



SOURCE  Quotesmith.com, Inc.
    -0-                             04/28/2004
    /CONTACT: Phillip A. Perillo, Chief Financial Officer of Quotesmith.com, Inc., +1-630-515-0170, ext. 295, phil@insure.com /
    /Web site:  http://www.insure.com
                http://www.quotesmith.com /
    (QUOT)

CO:  Quotesmith.com, Inc.; Life Quotes, Inc.
ST:  Illinois, Colorado
IN:  INS FIN MLM CPR PUB
SU:  ERN TNM